UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

August 27, 2003
(Date of earliest event reported)

Business Objects S.A.

(Exact name of Registrant as specified in its charter)

Republic of France	0-24720	98-0355777
(State of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

157-159 Rue Anatole France, 92300 Levallois-Perret, France
(Address of principal executive offices)

(408) 953-6000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 2.2

Item 5. Other Events.

     On August 27, 2003, Borg Merger Sub II, Inc., a Delaware corporation (“Merger Sub 2”) assigned all of its rights, interests and obligations under the Agreement and Plan of Merger, dated as of July 18, 2003 (the “Merger Agreement”), by and among Business Objects S.A., a société anonyme organized under the laws of the Republic of France (“Business Objects”), Borg Merger Sub I, Inc., a Delaware corporation (“Merger Sub 1”), Merger Sub 2, Borg Merger Sub III, Inc., a Delaware corporation (“Merger Sub 3”), Seagate Software (Cayman) Holdings, an exempted company incorporated in the Cayman Islands with limited liability (together with any successor by deregistration or domestication, “HoldCo”), and Crystal Decisions, Inc., a Delaware corporation (“Crystal Decisions”), to Business Objects Americas, Inc., a Delaware corporation (“BOA”), pursuant to an assignment, dated as of August 27, 2003, by and between Merger Sub 2 and BOA (the “Assignment”). A copy of the Assignment is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

     On August 29, 2003, Business Objects, Merger Sub 1, BOA (as assignee of Merger Sub 2), Merger Sub 3, HoldCo and Crystal Decisions entered into the first amendment to the Merger Agreement (the “First Amendment”). A copy of the First Amendment is filed as Exhibit 2.2 hereto and is incorporated herein by reference.

Item 7. Exhibits.

2.1	Assignment, dated as of August 27, 2003, by and between Borg Merger Sub II, Inc. and Business Objects Americas, Inc.

2.2	First Amendment to Agreement and Plan of Merger, dated as of August 29, 2003, by and among Business Objects, S.A., Borg Merger Sub I, Inc., Business Objects Americas, Inc. (as assignee of Borg Merger Sub II, Inc.), Borg Merger Sub III, Inc., Seagate Software (Cayman) Holdings Corporation and Crystal Decisions, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Business Objects has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS OBJECTS S.A.

	By:	/s/ James R. Tolonen

	Name:	James R. Tolonen
	Title:	Chief Financial Officer and Senior Group Vice President
Date: September 5, 2003

EXHIBIT INDEX

Exhibit No.	Description

2.1	Assignment, dated as of August 27, 2003, by and between Borg Merger Sub II, Inc. and Business Objects Americas, Inc.

2.2	First Amendment to Agreement and Plan of Merger, dated as of August 29, 2003, by and among Business Objects, S.A., Borg Merger Sub I, Inc., Business Objects Americas, Inc. (as assignee of Borg Merger Sub II, Inc.), Borg Merger Sub III, Inc., Seagate Software (Cayman) Holdings Corporation and Crystal Decisions, Inc.